Exhibit 2

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each of Sindex SSI Lending, LLC, a Delaware limited liability company, Versa Capital Fund III, L.P., a Delaware limited partnership, Versa FGP-III, L.P., a Delaware limited partnership, Versa UGP-III, LLC, a Delaware limited liability company, Versa Capital Group, LLC, a Delaware limited liability company, and Gregory L. Segall, an individual (each a “Grantor”) has made, constituted and appointed, and by these presents does make, constitute and appoint, Randall Schultz (“Attorney”), the true and lawful agent and attorney-in-fact, with full power of substitution and resubstitution, of the Grantor, for and in Grantor’s name, place and stead, in any and all capacities, to do all or any of the following acts, matters and things:

1.	To sign on behalf of the Grantor statements on Schedule 13D or 13G or Forms 3, 4 and 5, or amendments thereto pursuant to Section 13(d) or Section 16 under the Securities Exchange Act of 1934.

2.	To do all such other acts and things as, in such Attorney’s discretion, he or she deems appropriate or desirable for the purpose of filing such statements on Schedule 13D or 13G or Forms 3, 4 and 5, or amendments thereto.

3.	To appoint in writing one or more substitutes who shall have the power to act on behalf of the Grantor as if that substitute or those substitutes shall have been originally appointed Attorney(s) by this Power of Attorney and/or to revoke any such appointment at any time without assigning any reason therefor.

IN WITNESS WHEREOF, Grantor duly assents to this Power of Attorney by his, her or its signature as of the date below.

Date: November 13, 2025

/s/ Randall Schultz
Randall Schultz, Authorized Agent for Sindex SSI Lending, LLC

/s/ Randall Schultz
Randall Schultz, Authorized Agent for Versa Capital Fund III, L.P.

/s/ Randall Schultz
Randall Schultz, Authorized Agent for Versa FGP-III, L.P.

/s/ Randall Schultz
Randall Schultz, Authorized Agent for Versa UGP-III, LLC

/s/ Randall Schultz
Randall Schultz, Authorized Agent for Versa Capital Group, LLC

/s/ Gregory L. Segall
Gregory L. Segall, an individual